Exhibit 1.2

                   Logica Holdings, Inc. / William O'Dowd, IV
                             Post-Closing Agreement

         Reference is hereby made to that certain Merger and Stock Purchase Agreement dated as of June 23, 2008 (the "MSPA"), by and between William O'Dowd, IV and Logica Holdings, Inc. All capitalized terms used in this Post-Closing Agreement and not otherwise defined herein have the meanings assigned to them in the MSPA.

         The undersigned hereby agree, with respect to each matter set forth in Schedule A attached hereto, to ensure that each such matter therein shall have been accomplished within ten (10) business days after the Closing, subject to written extension by, and in the sole discretion of, the receiving party, which shall not be unreasonably withheld. We hereby further agree that this Post-Closing Agreement shall be deemed to constitute an addendum to the MSPA and incorporated therein by reference.

         This Post-Closing Agreement shall be construed in accordance with and governed by the laws of the State of Nevada. This Post-Closing Agreement may be executed in two or more counterparts each of which shall constitute an original but all of which when taken together shall constitute but one Agreement. Delivery of an executed counterpart of a signature page to this Post-Closing Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Post-Closing Agreement may not be amended or modified except in writing signed by all the parties hereto.

         Accepted as of the date when first written above by:

CEO of Logica Holdings, Inc.


By: ________________________
     Pino G. Baldassarre

Shareholder of Dolphin Digital Media, Inc.

By: ________________________
     William O'Dowd, IV





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                                   SCHEDULE A

                             Post Closing Items List

----------------------------- --------------------------------------------------
      Party Responsible                         Action Required
----------------------------- --------------------------------------------------
       Logica Holdings        Issuance and Delivery of 24,063,735 Shares of
                              Logica Holdings Common Stock to William O'Dowd, IV
                              or his Nominee
----------------------------- --------------------------------------------------
       Logica Holdings        Appointment of William O'Dowd, IV as Chairman and
                              CEO
----------------------------- --------------------------------------------------
    Dolphin Digital Media     Issuance and Delivery of all of the Share Capital
                              in Dolphin Digital Media to Logica Holdings
----------------------------- --------------------------------------------------
    Dolphin Digital Media     Presentation of an updated financial statement as
                              of the date of the Closing
----------------------------- --------------------------------------------------
    Dolphin Digital Media         Survivability letter of consent of licensing
                                      agreement from Dolphin Entertainment
----------------------------- --------------------------------------------------